Exhibit 99.1

Exponent Reports Financial Results for the Second Quarter of 2004

MENLO PARK, Calif., July 19, 2004 - Exponent, Inc. (Nasdaq: EXPO) today reported financial results for the second quarter ended July 2, 2004.

For the second quarter, revenues were $39,643,000, an increase of 14%, over $34,922,000 reported in the same period of 2003. Revenues before reimbursements increased by 12% to $35,574,000 from $31,808,000 for the same period of 2003. Net income increased by 26% to $3,380,000, or $0.40 per diluted share, as compared to $2,674,000, or $0.34 per diluted share, for the same period of 2003.

For the first half of 2004, revenues were $78,409,000, an increase of 12%, over $69,737,000 for the same period a year ago. Revenues before reimbursements increased by 13% to $71,499,000 from $63,279,000 for the same period of 2003. Net income for the first six months increased by 34% to $6,901,000, or $0.82 per diluted share, compared to $5,143,000, or $0.65 per diluted share, for the same period in 2003.

Operating income for the first half of 2004, increased 29% to $11,286,000 and operating margin for the period was 16% of revenue before reimbursements, as compared to 14% in the same period of 2003.

“We are pleased with our strong financial performance and are encouraged by the results we are seeing across many areas of our business,” commented President and CEO, Michael R. Gaulke. “During the second quarter, we had good performance in several of our core practice areas, including electrical, thermal sciences and biomechanics, and continued to focus on developing opportunities in our emerging practices.”

“Our defense technology development practice performed particularly well in the second quarter, as we continued Phase 6 and commenced Phase 7 of follow-on work on the Advanced Robotic Controller and secured Exponent’s role in future activities in the field in Afghanistan and Iraq. We have been successful in expanding our portfolio of defense projects, as our work with the U.S. Army paved the way for opportunities with other branches of the military, including our first contract with the U.S. Navy. Recently, it was announced that the Exponent, Booz Allen Hamilton, and Wexford International team was successful in its bid for ongoing engineering support services with the U.S. Special Operations Command. For this five-year indefinite-delivery/indefinite-quantity contract, Booz Allen Hamilton will be the prime contractor for our team. We believe this is a vote of confidence in our business and will offer Exponent opportunities over the long term.”

“During the second quarter, we hired Dr. Paul Boehm as Group Vice President of our environmental consulting business. Dr. Boehm has 27 years of experience in environmental consulting and is recognized internationally as an expert in environmental and marine science, marine pollution and environmental chemistry forensics. This is a key strategic hire for Exponent, and we expect Dr. Boehm to add value to our environmental consulting business and help drive incremental growth in this area over time.”

“As we look ahead, we are optimistic about our ability to grow in our core practices and continue the development of our strategic growth initiatives. With the progress we reported in the first half of the year, we believe we have established a solid foundation for 2004.” concluded Mr. Gaulke.

Earnings Call Information

Exponent will host a conference call discussing the Company’s second quarter 2004 results today, Monday, July 19, 2004 starting at 4:30 p.m. Eastern Time/1:30 p.m. Pacific Time. A live webcast of the call will be available on the Investor Relations section of the Company’s web site at www.exponent.com/investors. For those unable to listen to the live webcast, a replay of the call will also be available on the Exponent web site, or by dialing 800-642-1687 and entering reservation #8576413.

About Exponent

Exponent is an engineering and scientific consulting firm providing solutions to complex problems. Exponent’s multidisciplinary organization of scientists, physicians, engineers, and business consultants brings together more than 70 technical disciplines to address complicated issues facing industry and government today. The firm’s consultants analyze failures and accidents to determine their causes and provide answers to help prevent such problems. In addition, Exponent evaluates human health and environmental concerns to find cost-effective solutions.

Exponent may be reached at (888) 656-EXPO, info@exponent.com, or www.exponent.com.

This news release contains, and incorporates by reference, certain “forward-looking” statements (as such term is defined in the Private Securities Litigation Reform Act of 1995, and the rules promulgated pursuant to the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended thereto under) that are based on the beliefs of the Company’s management, as well as assumptions made by and information currently available to the Company’s management. Such forward-looking statements are subject to the safe harbor created by the Private Securities Litigation Reform Act of 1995. When used in this document and in the documents incorporated herein by reference, the words “anticipate,” “believe,” “estimate,” “expect” and similar expressions, as they relate to the Company or its management, identify such forward-looking statements. Such statements reflect the current views of the Company or its management with respect to future events and are subject to certain risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, the Company’s actual results, performance, or achievements could differ materially from those expressed in, or implied by, any such forward-looking statements. Factors that could cause or contribute to such material differences include the possibility that the demand for our services may decline as a result of changes in general and industry specific economic conditions, the effects of competitive services and pricing, and liabilities resulting from claims made against us. Additional risks and uncertainties are discussed in our Annual Report on Form 10-K under the heading “Factors That May

Affect Future Operating Results and Market Price of Stock” and elsewhere in the report. The inclusion of such forward-looking information should not be regarded as a representation by the Company or any other person that the future events, plans, or expectations contemplated by the Company will be achieved. The Company undertakes no obligation to release publicly any updates or revisions to any such forward-looking statements.

EXPONENT, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

For the Quarters Ended July 2, 2004 and July 4, 2003

(in thousands, except per share data)

	Quarters Ended		Six Months Ended
	July 2, 2004	July 4, 2003	July 2, 2004	July 4, 2003
Revenues
Revenues before reimbursements	$35,574	$31,808	$71,499	$63,279
Reimbursements	4,069	3,114	6,910	6,458

Revenues	39,643	34,922	78,409	69,737

Operating expenses
Compensation and related expenses	23,381	20,713	46,318	41,315
Other operating expenses	4,386	4,458	9,227	9,051
Reimbursable expenses	4,069	3,114	6,910	6,458
General and administrative expenses	2,328	2,065	4,668	4,186

	34,164	30,350	67,123	61,010

Operating income	5,479	4,572	11,286	8,727

Other income
Interest income, net	96	13	189	24
Miscellaneous income, net	150	145	221	350

	246	158	410	374

Income before income taxes	5,725	4,730	11,696	9,101

Income taxes	2,345	2,056	4,795	3,958

Net income	$3,380	$2,674	$6,901	$5,143

Net income per share:
Basic	$0.45	$0.37	$0.93	$0.72
Diluted	$0.40	$0.34	$0.82	$0.65

Shares used in per share computations:
Basic	7,562	7,215	7,444	7,164
Diluted	8,493	7,932	8,378	7,862

EXPONENT, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

July 2, 2004 and January 2, 2004

(in thousands)

	July 2, 2004	January 2, 2004
Assets
Current assets:
Cash and cash equivalents	$8,662	$19,490
Short-term investments	30,981	22,268
Accounts receivable, net	47,627	35,844
Prepaid expenses and other assets	1,752	2,095
Deferred income taxes	2,540	2,052

Total current assets	91,562	81,749

Property, equipment and leasehold improvements, net	30,324	30,793
Goodwill	8,607	8,607
Other assets	731	693

	$131,224	$121,842

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued liabilities	$3,499	$4,838
Accrued payroll and employee benefits	16,420	16,528
Deferred revenues	1,155	2,864

Total current liabilities	21,074	24,230

Other liabilities	370	169
Deferred income taxes	770	1,211
Deferred rent	1,079	1,031

Total liabilities	23,293	26,641

Stockholders’ equity:
Common stock	8	8
Additional paid-in capital	37,093	34,153
Deferred stock-based compensation	(1,096)	(69)
Accumulated other comprehensive income (loss)	13	94
Retained earnings	73,365	66,464
Treasury shares, at cost	(1,452)	(5,449)

Total stockholders’ equity	107,931	95,201

	$131,224	$121,842